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                                                                    EXHIBIT 99.2

                FORWARD-LOOKING STATEMENTS AND RISK FACTORS

PRESENTATION

      The "road show" presentation of Radyne ComStream, Inc. set forth in
Exhibit 99.1 to this Form 8-K (the "Presentation") includes summary information related to various aspects of the Company's business, industry, competition, market share and financial performance and projections. When reviewing the information contained in the Presentation, readers should be aware that, among other matters:

      - Information for the fourth quarter and full year of 2003 is unaudited and subject to change, and may not be indicative of future financial results.

      - Information related to the Company's industry, including market size and market penetration data, is largely based on Company estimates, which have not been independently verified.

      - There can be no assurance that the recoveries anticipated in the satellite communications and telecommunications market segments in which Radyne ComStream competes will take place or be sustained for any period of time.

      - There can be no assurance that the increases anticipated in US defense spending, increases in technology funding for international aid programs, or increases in public demand for digital television and related equipment will take place or be sustained for any period of time.

      - The identification of certain "high profile" customers of Radyne ComStream in the Presentation is not a guarantee that such parties will continue to conduct business with the Company in the future. Likewise, the identification of certain competitors of the Company in the Presentation should not be construed by the reader as a comprehensive list of the Company's competitors.

      - Descriptions of product specifications and performance contained in the Presentation are general in nature and do not include all information that may be relevant to a purchaser of such products.

      To the extent that the information, estimates and data contained in the Presentation prove inaccurate, the Company's business, financial condition, results of operations and stock price could be materially adversely affected.

FORWARD LOOKING STATEMENTS AND RISK FACTORS

      The Presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions. All forward-looking statements are inherently uncertain as they are based
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on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to those and other uncertainties and risks, the investment community is urged not to place undue reliance on the written or oral forward-looking statements of Radyne ComStream, including any such statements contained in the Presentation. Radyne ComStream undertakes no obligation to update or revise the Presentation to reflect future developments. In addition, Radyne ComStream undertakes no obligation to update or revise forward-looking statements contained in the Presentation to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

      Some risks that could adversely affect our forward-looking statements, as well as our business, financial condition, results of operations and stock price include the following:

Our Quarterly Operating Results Have Fluctuated Significantly In The Past, And We Anticipate That They Could Do So In The Future, Which Could Adversely Affect Our Stock Price.

      We may continue to experience significant quarter to quarter fluctuations in our operating results, which may result in volatility in the price of our common stock. These fluctuating operating results derive from a variety of factors, including the following:

   -   timing of the initiation and completion of our purchase orders;

   -   demand for our products;

   -   introduction of new or enhanced products by us or our competitors;

   - growth of demand for Internet-based products and services in developing countries;

   -   timing of significant marketing programs we may implement;

   -   extent and timing of hiring additional personnel;

   -   competitive conditions in our industry; and

   -   general economic conditions in the United States and abroad.

     The factors described above are difficult to forecast and could harm our business, financial condition and results of operations. Furthermore, the recent years have been challenging for the telecommunication and Internet industries, thereby resulting in longer sales cycles and delays in the purchase decision-making process of existing and potential customers of our products and services. Accordingly, we may have difficulty in accurately forecasting our revenues for any future quarter.

We Depend On International Sales, Which Could Cause Our Sales Levels To Be Volatile.
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      We are dependent on sales to customers outside the United States. We expect that international sales will continue to account for a significant portion of our revenues for the foreseeable future. As a result of our dependence on foreign markets, the occurrence of any negative international political, economic or geographic events could result in significant revenue shortfalls. These shortfalls could cause our business, financial condition and results of operations to be harmed. Some of the risks of doing business internationally include:

      -     changing regulatory requirements;

      -     fluctuations in the exchange rate for the United States dollar;

      -     the availability of export licenses;

      -     political and economic instability;

      - difficulties in staffing and managing foreign operations, tariffs and other trade barriers;

      -     changes in diplomatic and trade relationships;

      -     complex foreign laws and treaties;

      -     war and acts of terrorism; and

      -     difficulty of collecting foreign account receivables.

      In addition, we are subject to the Foreign Corrupt Practices Act, which prohibits us from making payments to government officials and others in order to influence the granting of contracts we may be seeking. Our non-U.S. competitors are not subject to this law and this may give them a competitive advantage over us.

We Depend On Developing Markets And Their Uncertain Growth Potential Could Result In A Reduction In Revenues And Even Losses.

      We believe a substantial portion of the growth in demand for our products will depend upon customers in developing countries and increased spending by international aid programs on technological development in such countries. We cannot provide assurance that such increases in demand or spending will occur or that prospective customers will accept our products. The degree to which we are able to penetrate potential markets in developing countries will be affected to a large extent by the speed with which other competing elements of the communications infrastructure, such as other satellite-delivered solutions, telephone lines, television cable, and land-based solutions, are installed in these developing countries.

The Sales And Implementation Cycles for our Products are Long And Have Recently Increased, and We May Incur Substantial, Non-Recoverable Expenses or Devote Significant Resources To Sales That May Not Occur When Anticipated, If At All.
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      A customer's decision to purchase our products involves a significant commitment of its resources and a lengthy evaluation and product qualification process. After a customer decides to purchase our products, the timing of their deployment and implementation depends on a variety of factors specific to each customer. Further, prospective customers may delay purchasing our products in order to evaluate new technologies and develop and implement new wireless systems. Throughout the sales cycle, we spend considerable resources educating and providing information to prospective customers regarding the use and benefits of our products. Our sales cycle for new customers is lengthy, typically from four to five months, which is an increase from the two to three months we experienced in the past couple of years.

Downturns In The Telecommunications And Internet Industries Could Harm Our Business.

      Our success depends upon the continued growth of the telecommunications industry, particularly with regard to the Internet. The potential growth in these areas is unpredictable. We cannot provide assurance that the deregulation, privatization and economic globalization of the worldwide telecommunications market that has resulted in historical demand for technologies and services will continue in a manner favorable to us or our business strategies.

Competition In Our Industry Is Intense And Can Lead To Reduced Sales And Market Share.

      The markets for ground segment systems are highly competitive. We have a number of major competitors in the satellite communications equipment field, many of which have significantly larger and more diversified operations and greater financial, marketing, personnel and other resources than we possess. As a result, these competitors may develop and expand their products more quickly, adapt more quickly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products than we can.

      Competition from current competitors or future entrants in the markets in which we compete could cause us to lose orders or customers or could force us to lower the prices we charge for our products, all of which would have a material adverse impact on our business, financial condition, and results of operations.

Our Products May Become Obsolete Due To Rapid Technological Change.

      The telecommunications industry, including the ground-based satellite communications systems business, is characterized by rapid and continuous technological change. Future technological advances in the telecommunications industry may result in the introduction of new products or services that compete with our products or render them obsolete. Our success depends in part on our ability to respond quickly to technological changes through the improvement of our current products and the development of new products. Accordingly, we believe that we will need to allocate a substantial amount of capital to research and development activities in the future.

      We may not generate cash flow from operations or have access to outside financing in amounts that are sufficient to adequately fund the development of new products. Even if we are
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able to obtain the required funding to develop new products, we cannot assure you that we will be able to develop products that we will be able to sell successfully. Our inability to improve our existing products and develop new products could have a material adverse effect on our business, financial condition, and results of operations.

Our Research And Development Efforts Are Costly And The Results Are Uncertain, Which May Reduce Our Profitability And Could Result In Losses.

      Our continued growth depends on penetrating new markets, adapting existing satellite communications products to new applications, and introducing new communications products that achieve market acceptance and benefit from our established international distribution channels. Accordingly, we are actively applying our communications expertise to design and develop new hardware and software products and enhance existing products. These efforts are costly, and may not produce successful results, which would have a material adverse effect on our business, financial condition, and results of operations.

Our Competitive Position Relies Heavily On Our Proprietary Technology And Intellectual Property.

      We rely on our proprietary technology and intellectual property to maintain our competitive position. However, we may not be able to police unauthorized use of our intellectual property. Our failure to protect our proprietary technology and intellectual property could adversely affect our competitive position.

      We generally rely on confidentiality agreements with our employees and some of our suppliers to protect our proprietary technology. We cannot guarantee that the other parties to these agreements will not disclose or misappropriate the confidential information concerning our proprietary technology, which could have a material adverse effect on our business. We also rely on patents to protect certain of our proprietary technology. We cannot assure you that any patents we currently own or control, or that we may acquire in the future, will prevent our competitors from independently developing products that are substantially similar or superior to ours.

      We may find it necessary to take legal action in the future to enforce or protect our intellectual property rights. Litigation can be very expensive and can distract our management's time and attention, which could adversely affect our business. In addition, we may not be able to obtain a favorable outcome in any intellectual property litigation.

Our Products Could Infringe On The Intellectual Property Of Others.

      Third parties may in the future assert that our technology violates their intellectual property rights. As a result of such claims, we could be required to enter into licensing arrangements or develop non-infringing products, which could be prohibitively expensive or could divert a significant amount of resources from other aspects of our business.

      We may find it necessary to take legal action in the future to defend against claims that our products or technologies infringe the rights of third parties. Litigation can be very expensive
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and can distract our management's time and attention, which could adversely affect our business. In addition, we may not be able to obtain a favorable outcome in any intellectual property litigation.

We Depend Upon Certain Suppliers And Subcontractors, The Loss Of Which Could Cause An Interruption In The Production Of Our Products.

      We rely on subcontractors to assemble and test some of our products. Additionally, our products use a number of specialized chips and customized components or subassemblies produced by a limited number of suppliers. We maintain limited inventories of these products and do not have long-term supply contracts with our vendors. In the event our subcontractors or suppliers are unable or unwilling to fulfill our requirements, we could experience an interruption in product availability until we are able to secure alternative sources of supplies. We are also subject to price increases by suppliers that could increase the cost of our products or require us to develop alternative suppliers, which could interrupt our business. It may not be possible to obtain alternative sources at a reasonable cost. Supply interruptions could cause us to lose orders or customers, which would result in a material adverse impact on our business, financial condition, and results of operations.

Terrorist Attacks and War May Negatively Impact All Aspects of Our Operations, Revenues, Costs and Stock Price.

      Recent terrorist attacks in the United States and the War in Iraq, and future events occurring in response or connection to them, may impact our operations, including, among other things, causing delays or losses in the delivery of wafer supplies to us and decreased sales of our products. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They also could result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results, revenues and costs.